Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 5, 2014 (except for the last paragraph of Note 1, as to which the date is July 28, 2014), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-196975) and related Prospectus of Tobira Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

October 20, 2014